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EXHIBIT 23.1

We consent to the reference to our firm under the caption item 3 in the Registration Statement (Form S-8 No. 33-XXXXX) pertaining to the Employees' Stock Purchase Plan of Jostens, Inc. and to the incorporation by reference therein of our report dated August 4, 1995, with respect to the consolidated financial statements of Jostens, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       Ernst & Young

Minneapolis, Minnesota
February 5, 1996